                               PURCHASE AGREEMENT

                               PURCHASE AGREEMENT


     This PURCHASE AGREEMENT ("AGREEMENT") is made as of January __, 1996 between IMRE CORPORATION, a Delaware corporation with its principal place of business at 401 Queen Anne Avenue North, Seattle, Washington 98109 (the "COMPANY"), and the purchaser whose name and address is set forth on the signature page hereof (the "PURCHASER").

     IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Purchaser agree as follows:

     1. AUTHORIZATION OF SALE OF THE SHARES. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to nine million five hundred thousand (9,500,000) shares of Common Stock of the Company (the "Shares") at a price of $1.50 per Share.

     2. AGREEMENT TO SELL AND PURCHASE THE SHARES. At the Closing (as defined in Section 3), the Company will sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares (at the purchase price) shown below:


               NUMBER TO BE        PRICE PER SHARE          AGGREGATE
                 PURCHASED           IN DOLLARS               PRICE
               ------------        ---------------          ----------


     The Company proposes to enter into this same form of purchase agreement with certain other investors (the "Other Purchasers") and expects to complete sales of Shares to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the "Purchasers," and this Agreement and the agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the "Agreements."

     3. DELIVERY OF THE SHARES AT THE CLOSING. The completion of the purchase and sale of the Shares to be issued pursuant to this Agreement (the "CLOSING") shall occur on January __, 1996 or on such other date as may be agreed to by the Company and the Purchaser. At the Closing, the Company shall deliver to the Purchaser one or more stock certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser, representing the number of Shares set forth in Section 2 above. The name(s) in which the stock certificates are to be issued are set forth in the Stock Certificate and Funds Transfer Questionnaire attached hereto as part of Appendix I. The Company's obligation to complete the purchase and sale of the Shares and deliver such stock certificate(s) to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company:

(a) receipt by the Company of immediately available funds, by check or wire transfer, in the full amount of the purchase price for the Shares being purchased hereunder; (b) receipt by the Company of a signed and dated Investor Qualification Questionnaire attached as Appendix II hereto; (c) the accuracy of the representations and warranties made by the Purchaser herein as of the Closing; and (d) the fulfillment of those undertakings of the Purchaser to be fulfilled prior to the Closing. The Purchaser's obligation to accept delivery of such stock certificate(s) and to pay for the Shares evidenced thereby shall be subject to the following conditions: (i) the accuracy of the representations and warranties made by the Company herein as of the Closing; and (ii) the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to the Closing. The Purchaser's obligations hereunder are expressly not conditioned on the purchase by any or all of the Other Purchasers of the Shares that they have agreed to purchase from the Company.

     4. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

     4.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as currently conducted.

     4.2 DUE EXECUTION, DELIVERY AND PERFORMANCE OF THE AGREEMENTS. The Company's execution, delivery and performance of the Agreements (a) have been duly authorized under Delaware law by all requisite corporate action by the Company, and (b) will not violate any law or the Certificate of Incorporation or By-laws of the Company or any provision of any material indenture, mortgage, agreement, contract or other material instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary or any of their respective properties or assets is bound as of the date hereof, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract or other material instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance, of any material nature whatsoever, upon any properties or assets of the Company or any subsidiary.
Upon their execution and delivery, and assuming the valid execution thereof by the respective Purchasers, the Agreements will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company in Section 7.3 hereof may be legally unenforceable.


                                       2.

     4.3 ISSUANCE, SALE AND DELIVERY OF THE SHARES. When issued and paid for, the Shares to be sold hereunder by the Company will be validly issued and outstanding, fully paid and non-assessable.

     4.4 ADDITIONAL INFORMATION. The Company represents and warrants that the information contained in the following documents, which the Company has furnished to the Purchaser, or will furnish if requested by the Purchaser prior to the Closing, is or will be true and correct in all material respects as of their respective final dates:

          (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (without exhibits);

          (b) the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 1995;

          (c)  the Company's Current Report on Form 8-K dated as of March 28,
1995;

          (d) the Company's Proxy Statement dated May 17, 1995 for the Company's 1995 Annual Meeting of Stockholders;

          (e)  the Company's Information Statement dated November 17, 1995;

          (f) the Company's Current Report on Form 8-K dated November 22, 1995; and
          (g) the Company's Private Placement Memorandum dated January 4, 1996 (the "Memorandum").

     4.5 NO MATERIAL CHANGE. As of the date hereof, except as may be reflected in the Memorandum, there has been no material adverse change in the financial condition or results of operations of the Company since September 30, 1995.


                                       3.

     5.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

          (a) The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Shares contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares; (ii) the Purchaser is acquiring the number of Shares set forth in Section 2 above in the ordinary course of its business and for its own account for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the regulations thereunder) only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty not limiting the Purchaser's right to sell in the future); (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations promulgated thereunder; (iv) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire and the Stock Certificate and Funds Transfer Questionnaire, both attached hereto as Appendix I, for use in preparation of the registration statement to be filed by the Company pursuant to
Section 7.1 (the "REGISTRATION STATEMENT") and the answers thereto are true and correct to the best knowledge of the Purchaser as of the date hereof and will be true and correct as of the effective date of the Registration Statement (provided that the Purchaser shall be entitled to update such information by providing notice thereof to the Company prior to the effective date of the Registration Statement); (v) the Purchaser has, in connection with its decision to purchase the number of Shares set forth in Section 2 above, relied solely upon the information delivered to the Purchaser as described in Section 4.4 above and the representations and warranties of the Company contained herein; and (vi) the Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and has completed or caused to be completed the Investor Qualification Questionnaire attached hereto as Appendix II.

          (b) The Purchaser hereby covenants with the Company as follows: (i) prior to the effective date of the Registration Statement (the "EFFECTIVE DATE"), the Purchaser shall not transfer any Shares except in compliance with the Securities Act and the rules and regulations promulgated thereunder, and any transferee of Shares prior to the Effective Date shall agree in advance in a writing acceptable to the Company to be subject to all of the provision of this Agreement with respect to the Shares; and (ii) commencing as of the Effective Date, the Purchaser shall not make any sale of the Shares without effectively causing the prospectus delivery requirement under the


                                       4.

Securities Act to be satisfied, and the Purchaser acknowledges and agrees that on and after the Effective Date, such Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate purchaser's certificate: (i) in the form of Appendix III hereto, (ii) executed by the Purchaser or by an officer of, or other authorized person designated by, the Purchaser, and (iii) to the effect that (A) the Shares have been sold in accordance with the Registration Statement and (B) the requirement of delivering a current prospectus has been satisfied. The Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Securities and Exchange Commission (the "COMMISSION"), or until such time as the Company has filed an appropriate report with the Commission pursuant to the Securities Exchange Act of 1934, as amended, which suspension shall endure for such period as deemed necessary by the Company upon advice of counsel. The Purchaser hereby covenants that it will not sell any Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser notice that the Purchaser may thereafter effect sales pursuant to said prospectus. The Purchaser further covenants to notify the Company promptly of the sale of all of its Shares.

          (c) The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchaser in Section 7.3 hereof may be legally unenforceable.

     6. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.


                                       5.

     7.   REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES ACT.

     7.1  REGISTRATION PROCEDURES AND EXPENSES.  The Company shall:

          (a) within 30 days following the Closing, prepare and file with the Commission a Registration Statement in order to register with the Commission the sale of Shares by the Purchaser from time to time through the automated quotation system of the Nasdaq National Market or the facilities of any national securities exchange on which the Company's common stock is then traded or in privately negotiated transactions;

          (b) use its best efforts, subject to the receipt of necessary information from the Purchasers, to cause the Registration Statement to become effective within 60 days after the Registration Statement is filed by the Company;

          (c) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for a period of three years following the Closing or, if earlier, until all of the Shares have been sold pursuant thereto;

          (d) furnish to the Purchaser with respect to the Shares registered under the Registration Statement such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser; PROVIDED, HOWEVER, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to the Purchaser shall be subject to the receipt by the Company of reasonable assurances from the Purchaser that the Purchaser will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

          (e) file documents required of the Company for normal blue sky clearance in states specified in writing by the Purchaser; PROVIDED, HOWEVER, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

          (f)  bear all expenses in connection with the procedures in paragraphs
(a) through (e) of this Section 7.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or the Other Purchasers.

     7.2 TRANSFER OF SHARES AFTER REGISTRATION. The Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that


                                       6.

would constitute a sale within the meaning of the Securities Act except as contemplated in Section 7.1 and thereafter pursuant to Rule 144 (including Rule 144(k)) and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its Plan of Distribution.

     7.3  INDEMNIFICATION.

          (a)  the term "SELLING SHAREHOLDER" shall mean the Purchaser;

          (b) the term "REGISTRATION STATEMENT" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1; and

          (c) the term "UNTRUE STATEMENT" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The Company agrees to indemnify and hold harmless each Selling Shareholder from and against any losses, claims, damages or liabilities to which such Selling Shareholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement on the effective date thereof, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Selling Shareholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Shareholder specifically for use in preparation of the Registration Statement, or the failure of such Selling Shareholder to comply with the covenants and agreements contained in Section 5(b) or 7.2 hereof respecting sale of the Shares or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

     The Purchaser agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or


                                       7.

liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure to comply with the covenants and agreements contained in
Section 5(b) or 7.2 hereof respecting sale of the Shares, or any untrue statement of a material fact contained in the Registration Statement on the Effective Date if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Purchaser specifically for use in preparation of the Registration Statement, and the Purchaser will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. In no event shall the liability of the Purchaser hereunder be greater in amount than the dollar amount of the proceeds received by the Purchaser upon the sale of Shares giving rise to such indemnification obligation.

     Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; PROVIDED, HOWEVER, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; PROVIDED, HOWEVER, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties.

     7.4 TERMINATION OF CONDITIONS AND OBLIGATIONS. Notwithstanding anything stated herein to the contrary, the conditions precedent imposed by Section 5 or this Section 7 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.



                                       8.

     7.5 INFORMATION AVAILABLE. So long as the Registration Statement is effective covering the resale of Shares owned by the Purchaser, the Company will furnish to the Purchaser:

          (a) as soon as practicable after available (but, in the case of the Company's Annual Report to Stockholders, within 120 days after the end of each fiscal year of the Company), one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) its Annual Report on Form 10-K, (iii) its quarterly reports on Form 10-Q, and (iv) a full copy of the particular Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits);

          (b) upon the reasonable request of the Purchaser, all exhibits excluded by the parenthetical to paragraph (a) of this Section 7.5; and

          (c) upon the reasonable request of the Purchaser, an adequate number of copies of the prospectuses to supply to any other party requiring such prospectuses.

     8.   BROKER'S FEE.

          (a) Each of the parties hereto hereby represents that, except as provided in Section 8(b), on the basis of any actions and agreements by it, there are no brokers or finders entitled to compensation in connection with the sale of Shares to the Purchaser; and

          (b) The Company shall pay to Allen and Company Incorporated, Merrill Weber & Co., Inc., Paramount Capital Incorporated, Brean Murray, Foster Securities Inc., and Stifel Nicolaus and Company (each a "Broker") a fee in an amount equal to six percent (6%) of the total sales price of any Shares sold by such Broker.


     9. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by facsimile or mailed by first class registered or certified airmail, or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so sent by facsimile or mailed and shall be delivered as follows:


                                       9.

          (a)  if to the Company, to:

               IMRE Corporation
               401 Queen Anne Avenue North
               Seattle, Washington 98109
               Attention:  Chief Financial Officer

               with a copy so mailed to:

               Cooley Godward Castro Huddleson & Tatum
               Executive Drive, Suite 1200
               San Diego, California 92121
               Attention:  Frederick T. Muto, Esq.

               or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

          (b) if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

     10. CHANGES. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

     11. HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     12. SEVERABILITY. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as applied to contracts entered into and performed entirely in Delaware by Delaware residents.

     14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.


                                       10.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

IMRE CORPORATION                     PURCHASER
                                     Print or Type Name of Purchaser
                                     (Individual or Institution):
By
  ----------------------------
Title
      ------------------------       -----------------------------------------

                                     Name and Title of Individual representing
                                     Purchaser (if an Institution):

                                     -----------------------------------------

                                     -----------------------------------------

                                     Signature by:

                                     Individual Purchaser or Individual
                                     representing Purchaser:

                                     ----------------------------------------

                                     Address:
                                             --------------------------------

                                             --------------------------------

                                             --------------------------------

                                             --------------------------------


                                     Telephone:
                                               ------------------------------
                                     Telecopier:
                                               ------------------------------




                                       11.

                     SUMMARY INSTRUCTION SHEET FOR PURCHASER
                   (TO BE READ IN CONJUNCTION WITH THE ENTIRE
                        PURCHASE AGREEMENT WHICH FOLLOWS)


A.   Complete the following items on the Purchase Agreement:

     1.   Page 10 - Signature:

          i.   Name of Purchaser (Individual or Institution)

          ii.  Name of Individual representing Purchaser (if an Institution)

          iii. Title of Individual representing Purchaser (if an Institution)

          iv. Signature of Individual Purchaser or Individual representing Purchaser

     2. Appendix I - Stock Certificate and Funds Transfer Questionnaire and the Registration Statement Questionnaire:

               Provide the information requested by the Stock Certificate and Funds Transfer Questionnaire and the Registration Statement Questionnaire.

     3.   Appendix II - Investor Qualification Questionnaire:

               Provide the information requested by the Investor Qualification Questionnaire.

     4. Return the properly completed and signed Purchase Agreement including properly completed Appendix I and Appendix II to:

          IMRE Corporation
          401 Queen Anne Avenue North
          Seattle, Washington 98109
          Attn:  Jay D. Kranzler
          T:  (206) 298-9400
          F:  (206) 298-9494

          PLEASE RETURN THE COMPLETED AND SIGNED AGREEMENT BY FACSIMILE WITH THE ORIGINAL FOLLOWING BY OVERNIGHT COURIER.

     B. Upon the resale of the Shares by the Purchasers after the Registration Statement covering the Shares is effective, as described in the Purchase Agreement, the Purchaser:

               i. must deliver a current prospectus, and annual and quarterly reports of the Company (Forms 10-K and 10-Q) to the buyer (prospectuses and annual and quarterly reports must be obtained from the Company at the Purchaser's request); and

               ii. must send a letter in the form of Appendix III to the Company so that the Shares may be properly transferred.

                                                                      APPENDIX I


                                IMRE CORPORATION

               STOCK CERTIFICATE AND FUNDS TRANSFER QUESTIONNAIRE

     Pursuant to Section 3 of the Agreement, please provide us with the following information:


1.    The exact name that your Shares are to be              __________________
      registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:

2.    The relationship between the Purchaser of the          __________________
      Shares and the Registered Holder listed in response to item 1 above:

3.    The mailing address of the Registered Holder           __________________
      listed in response to item 1 above:

4.    The Social Security Number or Tax                      __________________
      Identification Number of the Registered Holder listed in the response to item 1 above:

5.    Whether you will be making payment for the          Check      / /
      Shares with a check or wire transfer (check         Wire Transfer/ /
      appropriate box). If you will be sending a wire Name of your bank___ transfer, please provide the name of your bank and ____________________
      the proposed initiation date of the wire:           ____________________


                                                           Date of initiation___

                                                          ____________________

                                                                      APPENDIX I

                                IMRE CORPORATION
                      REGISTRATION STATEMENT QUESTIONNAIRE

     In connection with the preparation of the Registration Statement, please provide us with the following information:

     1. Please state your or your organization's name exactly as it should appear in the Registration Statement:__________________________________________.

     2.  Please provide the following information, as of ______________, 1995:

                    (1)                             (2)
                                             Number of Shares,
                                             if any, which will
                Number of Shares             be owned after
                which are being              completion of sale
                included in the              of Shares included
                Registration                 in the Registration
                Statement                    Statement
                ----------------             -------------------

     3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates other than as disclosed in the Proxy Statement prepared in connection with the Company's 1995 Annual Meeting of Stockholders?

                                   Yes          No
                              ----         ----

     If yes, please indicate the nature of any such relationships below:


-------------------------------------------------------------------------------

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

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                                                                     APPENDIX II

                                IMRE CORPORATION

                      INVESTOR QUALIFICATION QUESTIONNAIRE
                                  [INDIVIDUALS]

     In connection with a proposed offer to the undersigned of securities of IMRE Corporation, a Delaware corporation (the "Company"), the undersigned makes the following representations on which the Company shall be entitled to rely:

     1. The undersigned makes on the following representations regarding his or her net worth and/or income, AND HAS CHECKED THE APPLICABLE REPRESENTATION:

     (  )   a.   The undersigned has a net worth, either individually or upon a joint basis with the undersigned's spouse, of at least
                 $1,000,000.

     (  )   b.   The undersigned has had an individual income in excess of
                 $200,000 for each of the two most recent years, or joint income with the undersigned's spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

     (  )   c.   The undersigned is a director or executive officer of the
                 Company.

     (  )   d.   The undersigned cannot make any of the representations set forth above.

     In addition, the undersigned represents as follows:

     2.     My full name and primary business address and phone number are

--------------------------------------------------------------------------------

     3.     I am a resident of the state of                                .
                                           --------------------------------

     4. I am acquiring the securities solely for my own account and not directly or indirectly for the account of any other person whatsoever, for investment and not with a view to, or for sale in connection with, any distribution of the securities. I do not have any contract, undertaking or arrangement with any person to sell, transfer or grant a participation to any person with respect to the securities.


                                        -------------------------------
                                                  (Signature)

                                        -------------------------------
                                                    (Date)

                                                                     APPENDIX II

                                IMRE CORPORATION

                      INVESTOR QUALIFICATION QUESTIONNAIRE
                      [PARTNERSHIP, TRUST OR OTHER ENTITY]

     In connection with a proposed offer to the undersigned of securities of IMRE Corporation, a Delaware corporation (the "Company"), the undersigned makes the following representations on which the Company shall be entitled to rely:

     1. The undersigned makes one of the following representations regarding its net worth and certain related matters, AND HAS CHECKED THE APPLICABLE REPRESENTATION:

     (  )   a.   The undersigned is a trust with total assets in excess of
                 $5,000,000, whose purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

     (  )   b.   The undersigned represents that it is a bank, insurance
                 company, investment company registered under the Investment
                 Company Act of 1940, a business development company, Small
                 Business Investment Company licensed by the U.S. Small Business
                 Administration, or a private business development company.

     (  )   c.   If the undersigned is an employee benefit plan, the undersigned represents EITHER that all investment decisions are made by a bank, insurance company, or registered investment advisor, OR that the undersigned has total assets in excess of $5,000,000.

     (  )   d.   If the undersigned is a corporation, partnership or business trust, the undersigned represents that it has total assets in excess of $5,000,000.

     (  )   e.   If the undersigned is not an entity described in paragraphs "a"
                 through "d", the undersigned represents that each of its equity owners is either (i) an entity described in paragraphs "b" through "d"; or (ii) an individual who (A) has an individual net worth, or a joint net worth with such individual's spouse, in excess of $1,000,000, or (B) has had an individual income in excess of $200,000 in each of the two most recent years and reasonably expects an income in excess of $200,000 in the current year, or (C) is a director or executive officer of the Company.

     (  )   f.   The undersigned cannot make any of the representations set forth in paragraphs "a" through "e" above.

     In addition, the undersigned represents as follows:

     2. Its full name and primary business address and phone number are:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     3. Its form, state and date of organization are (i.e., partnership, corporation or trust, state where organized, date of organization):

--------------------------------------------------------------------------------

     4. The entity has sufficient profits and net assets that it does not contemplate disposing of any investment in the Company to satisfy other undertakings or indebtedness. It has made other investments in early stage privately-held companies and the person(s) making the investment decision on its behalf understand the risks attendant with such investments. The knowledge and experience in financial and business matters of the person(s) making the investment decision on its behalf are such that he/she/they are capable of evaluating the merits and risks of an investment in the Company. It is able to bear the economic risk of an investment in the Company as well as the restriction on its ability to sell or transfer the investment for an indefinite period of time. It has had access to such information concerning the Company and the securities as it considered necessary to make an informed decision concerning the proposed investment.

     5. It was not formed for the specific purpose of making an investment in the Company.

     6. It is acquiring the securities solely for its own account and not directly or indirectly for the account of any other person whatsoever, for investment and not with a view to, or for sale in connection with, any distribution of the securities. It does not have any contract, undertaking or arrangement with any person to sell, transfer or grant a participation to any person with respect to the securities.


                                   Name of Entity:


                                   By:
                                      ---------------------------
                                              (Signature)

                                      ---------------------------
                                                (Name)

                                      ---------------------------
                                                (Title)

                                      ---------------------------
                                                (Date)

                                                                    APPENDIX III
Attention:

                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE

     The undersigned, an officer of, or other person duly authorized by ________
                                                                        [fill in
____________________________________________ hereby certifies that he/she [said official name of individual or institution] is the Purchaser of the shares evidenced by the attached certificate, and as such, sold such shares on [date] in accordance with registration statement number__________________________________________________________________________
      [fill in the number of or otherwise identify registration statement] and the requirement of delivering a current prospectus and current annual and quarterly reports (Forms 10-K and 10-Q) by the Company has been complied with in connection with such sale.

PRINT OR TYPE:

Name of Purchaser (Individual or Institution):
                                               ---------------------------------
Name of Individual representing Purchaser
(if an Institution)
                                               ---------------------------------
Title of Individual representing Purchaser
(if an Institution):
                                               ---------------------------------
SIGNATURE BY:

Individual Purchaser or Individual
representing Purchaser:
                                               ---------------------------------